Exhibit A
JOINT FILING AGREEMENT
The undersigned hereby agree that the Amendment No. 1 to Schedule 13D filed December 5, 2005 with respect to the Ordinary Shares, TRY 0.001 nominal value per share, of Turkcell Iletisim Hizmetleri A.S., dated as of August 14, 2006, is, and any further amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934.
CUKUROVA TELECOM HOLDINGS LIMITED

August 14, 2006

Date

/s/ Oleg Malis

Signature

Oleg Malis, Director

Name/Title

ALFA TELECOM TURKEY LIMITED

August 14, 2006

Date

/s/ Pavel Nazarian

Signature

Pavel Nazarian, Director

Name/Title

ALFA FINANCE HOLDINGS S.A.

August 14, 2006

Date

/s/ Pavel Nazarian

Signature

Pavel Nazarian, Attorney-in-fact

Name/Title

OOO “ALTIMO”

August 14, 2006

Date

/s/ Alexey Gavrilov

Signature

Alexey Gavrilov, Attorney-in-fact

Name/Title

ALTIMO HOLDINGS & INVESTMENTS LIMITED

August 14, 2006

Date

/s/ Franz Wolf

Signature

Franz Wolf, Director

Name/Title

CTF HOLDINGS LIMITED

August 14, 2006

Date

/s/ Franz Wolf

Signature

Franz Wolf, Director

Name/Title

CROWN FINANCE FOUNDATION

August 14, 2006

Date

/s/ Franz Wolf

Signature

Franz Wolf, Attorney-in-fact

Name/Title